 Exhibit 10.1

ROOT9B TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT

September 9, 2016

ROOT9B TECHNOLOGIES, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (the “Agreement”) is made as of the 9th day of September, 2016 by and among root9B Technologies, Inc., a Delaware corporation (the “Company”) and each of the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together, the “Purchasers”).
RECITALS

The Company desires to issue and sell and the Purchasers, severally and not jointly, desire to purchase (i) secured convertible promissory notes in substantially the form attached to this Agreement as Exhibit B (each a “Note” and collectively, the “Notes”) and (ii) warrants to purchase shares of the Company’s common stock in substantially the form attached to this Agreement as Exhibit C (each, a “Warrant” and collectively, the “Warrants”). The Notes will rank senior to all outstanding and future indebtedness of the Company and will be secured by a first priority perfected security interest in all of the existing and future assets of the Company and its direct and indirect Subsidiaries as evidenced by a security agreement in the form attached hereto as Exhibit D (the “Security Agreement”). The Notes, the shares of common stock issued upon conversion thereof (the “Note Shares”), the Warrants and the shares of common stock issuable upon conversion thereof (the “Warrant Shares” and, together with the Note Shares, the “Underlying Shares”) are collectively referred to herein as the “Securities.”

AGREEMENT

In consideration of the mutual promises contained herein and other good and valuable consideration, receipt of which is hereby acknowledged, the parties to this Agreement agree as follows:
1. Definitions.
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Agreement” has the meaning ascribed to such term in the preamble.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.
“Closing” has the meaning ascribed to such term in Section 2(c).
“Commission” means the United States Securities and Exchange Commission.
“Common Stock” has the meaning ascribed to such term in the Recitals to this Agreement.
“Company” has the meaning ascribed to such term in the preamble.

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that statement is based upon the actual knowledge of the Chief Executive Officer and Chief Financial Officer of the Company, in each case after making reasonable inquiry.
“Contingent Obligation” has the meaning ascribed to such term in Section 3(x).
“Effective Date” means the date that a Registration Statement is first declared effective by the Commission.
“Effectiveness Period” has the meaning ascribed to such term in Section5.1(b).
“Environmental Laws” has the meaning ascribed to such term in Section 3(n).
“ERISA” has the meaning ascribed to such term in Section 3(o).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” has the meaning ascribed to such term in Section 3(g).
“Indebtedness” has the meaning ascribed to such term in Section 3(x).
“Indemnified Party” has the meaning ascribed to such term in Section 5.4(c).
“Indemnifying Party” has the meaning ascribed to such term in Section 5.4(c).
“Insolvent” has the meaning ascribed to such term in Section 3(h).
“Intellectual Property” means (i) worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any governmental authority, and all reissues, divisions, renewals, extensions, provisions, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing; (ii) worldwide (A) registered trademarks and service marks and registrations and applications for such registrations, and (B) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith; (iii) worldwide (A) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (B) any unregistered copyrightable works and other rights of authorship in published or unpublished works; (iv) worldwide (A) internet domain names; (B) website content; (C) telephone numbers; and (D) moral rights and publicity rights; (v) any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, including, in the case of source code, any related images, videos, icons, audio or other multimedia data or files, data files, and header, development or compilations tools, scripts, and files, and (vi) worldwide confidential or proprietary information or trade secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, plans, schematics, drawings, formulae, preparations, assays, surface coatings, diagnostic systems and methods, patterns, compilations, databases, database schemas, specifications, technical data, inventions, concepts, ideas, devices, methods, and processes; and includes any rights to exclude others from using or appropriating any Intellectual Property rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

“Legend Removal Date” has the meaning ascribed to such term in Section 6.1(c).
“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.
“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.
“Notes” has the meaning ascribed to such term in the Recitals to this Agreement.
“Note Shares” has the meaning ascribed to such term in the Recitals to this Agreement.
“Occupational Laws” has the meaning ascribed to such term in Section 3(o).
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Majority Note Holders” has the meaning ascribed to such term in Section 9(g).
“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.
“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.
“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.
“Purchaser Party” has the meaning ascribed to such term in Section 6.6.
“Purchasers” has the meaning ascribed to such term in the preamble.
“Registrable Securities” means the Underlying Shares and any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Underlying Shares, provided, that the holder of such Underlying Shares has completed and delivered to the Company a Selling Shareholder Questionnaire; and provided further, that the Underlying Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Underlying Shares sold shall cease to be Registrable Securities) or (B) becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions.

“Registration Request” means a written request from Initiating Holders to effect a registration of Registrable Securities under the Securities Act pursuant to Section 8(a) of this Agreement.
“Registration Statement” means each registration statement required to be filed under Section 8, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
“Resolution” shall have the meaning ascribed to such term in Section 6.14.
“Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
“SEC Guidance” means (i) any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff and (ii) the Securities Act.
“SEC Reports” has the meaning ascribed to such term in Section 3(f).
“SEC Restrictions” has the meaning ascribed to such term in Section 5.1(a).
“Securities” has the meaning ascribed to such term the Recitals to this Agreement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Security Agreement” has the meaning ascribed to such term in the Recitals to this Agreement.
“Selling Shareholder Questionnaire” has the meaning ascribed to such term in Section 8(c)(x).
“Trading Day” means a day on which the Principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTC Bulletin Board or the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices) (or any successors to any of the foregoing).
“Transaction Documents” means this Agreement, the Notes, the Warrants, the Security Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.
“Underlying Shares” has the meaning ascribed to such term in the Recitals to this Agreement.

“Voting Commitment” has the meaning ascribed to such term in Section 4(b).
“Warrant Exercise Price” means $0.80, subject to adjustment as provided in the Warrants.
“Warrant Shares” has the meaning ascribed to such term in the Recitals to this Agreement.
“Warrants” has the meaning ascribed to such term in the Recitals to this Agreement.
2. Purchase and Sale of Notes and Warrants.
(a) Sale and Issuance of Notes. Subject to the terms and conditions of this Agreement, each Purchaser, severally and not jointly, agrees to purchase at the applicable Closing (as defined below) and the Company agrees to sell and issue to each Purchaser a Note in the principal amount specified with respect to such Purchaser on Exhibit A to this Agreement. The purchase price of each Note shall be equal to 100% of the principal amount of such Note. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes to each of the Purchasers are separate sales.
(b) Issuance of Warrants. At the applicable Closing, the Company shall sell and issue to each Purchaser, and each Purchaser agrees to purchase, a Warrant to purchase that number of shares of the Company’s Common Stock equal to 50% of the total principal amount of Notes subscribed for by such Purchaser (as set forth on Exhibit A), divided by 0.8, rounded down to the nearest whole number, with an exercise price equal to the Warrant Exercise Price. The Company and the Purchasers as a result of arm’s length bargaining, agree that: (i) none of the Purchasers nor any of their affiliates have rendered or have agreed to render any services to the Company in connection with this Agreement or the issuance of the Note or any Warrant to such Purchaser; and (ii) the Warrant is not being issued to any Purchaser as compensation.
(c) Closing; Delivery.
(i) The initial purchase and sale of the Notes shall take place at the offices of DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, at 10:00 a.m., at such time and place as the Company and the Purchasers mutually agree upon, orally or in writing (which time and place are designated, as applicable, the “Initial Closing”). At the Closing, the Company shall deliver to each Purchaser the applicable Note and Warrant to be purchased by such Purchaser against payment of the purchase price therefor by check or by wire transfer to the Company’s bank account, cancellation or conversion of indebtedness or any combination of the foregoing. In the event that payment by a Purchaser is made, in whole or in part, by cancellation or conversion of indebtedness, then such Purchaser shall surrender to the Company for cancellation or conversion at the applicable Closing any evidence of such indebtedness or shall execute an instrument of cancellation or conversion in form and substance acceptable to the Company.
(ii) After the Initial Closing, the Company may sell and issue additional Notes (and Warrants, until the earlier of (i) December 31, 2016 or (ii) such time as the aggregate principal amount of the Notes issued pursuant to the terms of this Agreement equals a total of $10,000,000.00; provided, however, that the Board of Directors of the Company may close the offering contemplated by this Agreement at any time, in its sole discretion. All such sales shall be made on the terms and conditions set forth in this Agreement and shall be on such dates and at such times as shall be agreed upon by the Company and such additional Purchasers (the Initial Closing and each such date shall be a “Closing” hereunder). Effective upon delivery of an executed copy of this Agreement by such persons or entities, any notes and warrants sold pursuant to this Section 2(c)(ii) shall be deemed to be “Notes” and “Warrants,” respectively, for all purposes under this Agreement, and any purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement.

(iii) Ranking of Notes. The Notes shall be senior in right of payment with respect to all other outstanding indebtedness of the Company. The Note shall not be subordinated to any future indebtedness assumed by the Company without the prior written consent of the Majority Note Holders (as defined below).
3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as of the initial closing that:
(a) Organization, Good Standing and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and legal authority to own and use its properties and assets and carry on its business as now conducted and to own its properties. The Company and each of its subsidiaries is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.
(b) Authorization; Enforcement. The Company has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken, other than obtaining the Stockholder Approval and the requisite filings necessary to authorize and effect the issuance of Warrant Shares upon exercise of the Warrants. The Transaction Documents have been (or upon delivery shall have been) duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(c) Issuance. The issuance of the Notes has been duly and validly authorized by all necessary corporate and stockholder action. The issuance of the Warrants has been duly and validly authorized by all necessary corporate and stockholder action. Assuming the accuracy of the representations and warranties of the Purchasers set forth in Section 3 hereof, the offer, issuance and sale of the Notes and Warrants to the Purchasers pursuant to the Agreement, are exempt from the registration requirements of the Securities Act.
(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities shall not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of (i) the Company’s Certificate of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), (ii) any statute, rule, regulation or order, judgment, injunction, decree or other restriction of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its respective assets or properties, or (iii) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of their respective assets or properties is subject, in each case except for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than filings that have been made, or shall be made, or consents that have been obtained, or shall be obtained, pursuant to the rules and regulations promulgated under the Securities Act, applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods.
(f) SEC Reports. The Company has filed all reports, schedules, forms, registration statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since January 1, 2015 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not received any letters of comment from the staff of the Commission that have not been satisfactorily resolved as of the date hereof. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Reports, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the Commission.
(g) Financial Statements. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(h) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof: (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or changed its principal registered public accounting firm, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to existing Company equity compensation plans. The Company does not have pending before the Commission any request for confidential treatment of information. The Company has not taken any steps to seek protection pursuant to any bankruptcy law and the Company has not received any written notice that any Person intends to initiate involuntary bankruptcy proceedings against the Company. The Company is not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the applicable Closing, shall not be Insolvent (as defined below). For purposes of this Section 3(h), “Insolvent” means (i) the present fair saleable value of the Company’s assets is less than the amount required to pay the Company’s total Indebtedness, (ii) the Company is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) the Company intends to incur or believes that it shall incur debts that would be beyond its ability to pay as such debts mature, or (iv) the Company has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted.
(i) Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the latest audited financial statements included or incorporated by reference in the Company’s SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(j) Accountant. To the Company’s Knowledge, Cherry Bekaert LLP, which has expressed its opinion with respect to the Company’s financial statements as of December 31, 2015 (including the related notes), and included in the SEC Reports, is an independent registered public accounting firm as required by the Exchange Act and the Public Company Accounting Oversight Board (United States). Cherry Bekaert LLP have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(k) Litigation. Except as set forth in the SEC Reports, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or Proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect. There are no current or pending legal, governmental or regulatory actions, suits or Proceedings that are required to be described in the SEC Reports that have not been so described.
(l) Tax Matters. The Company (i) has filed all federal, state, local and foreign income, franchise tax and all other tax returns reports and declarations required by any jurisdiction to which it is subject to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the SEC Reports, (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except in those, in each of the cases described in clauses (i), (ii) and (iii) of this Section 3(l), that would not individually or in the aggregate have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports.
(m) Insurance. The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.
(n) Environmental Matters. The Company (A) is in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to pollution or protection of human health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in material compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.
(o) Labor Relations. The Company (A) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permits, licenses or approvals. No action, Proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s Knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any material facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings. Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions. To the Company’s Knowledge, no executive officer or key employee of the Company plans to terminate employment with the Company. The Company is in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(p) Certificates, Authorities and Permits. The Company holds, and is operating in compliance in all material respects with, all registrations, approvals, certificates, authorizations and permits of any governmental authority or self-regulatory body required for the conduct of its business as described in the SEC Reports, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials; and the Company has not received notice of any revocation or modification of any such registration, approval, certificate, authorization and permit or has reason to believe that any such registration, approval, certificate, authorization and permit shall not be renewed in the ordinary course that could lead to, the withdrawal, revocation, suspension, modification or termination of any such registration, approval, certificate, authorization or permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.
(q) Title to Assets. The Company has good and marketable title to all property (whether real or personal) owned by it that is material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property held under lease by the Company is held under valid, subsisting and enforceable leases of which the Company is in compliance, with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.
(r) Intellectual Property. The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of its business as now conducted or as described in the SEC Reports to be conducted in all material respects, except as such failure to own, possess, or acquire such rights would not have a Material Adverse Effect. To the Company’s Knowledge, all Intellectual Property of the Company is valid and enforceable, except as would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any opinion from its legal counsel concluding that any activities of its respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property of any other Person. Except as set forth in the SEC Reports, (A) to the Company’s Knowledge, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except as such infringement, misappropriation or violation would not have a Material Adverse Effect; (B) there is no pending or, to Company’s Knowledge, threatened action, suit, Proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the Company’s Knowledge, the Intellectual Property licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (D) to the Company’s Knowledge, there is no pending or threatened action, suit, Proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other material fact which would form a reasonable basis for any such claim; and (E) to the Company’s Knowledge, no Company employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; none of the execution and delivery of this Agreement, the carrying on of the Company’s business by the employees of the Company, and the conduct of the Company’s business as proposed, shall conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated; and it is not and shall not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or Persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company. All licenses for the use of Company’s Intellectual Property are valid, binding upon, and enforceable against the Company and, to the Company’s Knowledge, the other parties thereto in accordance to its terms. The Company has complied in all material respects with any intellectual property license, and except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company is not in breach nor has received any written notice asserting or threatening any claim of breach of any intellectual property license, and to the Company’s Knowledge there is no breach or anticipated breach by any other Person to any intellectual property license. The Company has taken reasonable steps to protect, maintain and safeguard its Intellectual Property, including the execution of appropriate nondisclosure and confidentiality agreements.

(s) Fees. The Company shall be responsible for the payment of any placement agents’ fees, financial advisory fees, or brokers’ commission (other than for persons engaged by any Purchaser or its investment advisor) relating to or arising out of the issuance of the Securities pursuant to this Agreement. No Person shall have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, and no Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3(s) that may be due in connection with the transactions contemplated by the Transaction Documents. The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees arising out of the issuance of the Securities pursuant to this Agreement.
(t) No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
(u) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

(v) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities, shall not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
(w) Foreign Corrupt Practices. Neither the Company, nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
(x) Indebtedness. Except as disclosed in the SEC Reports, the Company (i) does not have any outstanding Indebtedness (as defined below), (ii) is not in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iii) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability shall be paid or discharged, or that any agreements relating thereto shall be complied with, or that the holders of such liability shall be protected (in whole or in part) against loss with respect thereto.
(y) Shell Company Status. The Company is not, and has not been since January 1, 2014, an issuer identified in Rule 144(i)(1) of the Securities Act. As of January 1, 2014, the Company filed current "Form 10 information" (as defined in Rule 144 (i)(3)) with the SEC reflecting its status as an entity that was no longer an issuer described in Rule 144(i)(1)(i).
4. Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants to the Company that:

(a) Organization; Authority. Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, shall constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.
(b) Purchaser Status. At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises the Warrants it shall be, an “accredited investor” as defined in Rule 501 under the Securities Act. Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act. Such Purchaser is acting alone in its determination as to whether to invest in the Securities. Such Purchaser is not a party to any voting agreements or similar arrangements with respect to the Securities. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, such Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities. Each Purchaser represents and warrants that it (i) is not and shall not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Company, shall act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not and shall not become a party to any agreement, arrangement or understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.
(c) General Solicitation; Pre-Existing Relationship. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser also represents that such Purchaser was contacted regarding the sale of the Securities by the Company (or an authorized agent or representative thereof) with which the Purchaser had a prior substantial pre-existing relationship.
(d) Purchase Entirely for Own Account. The Securities to be received by such Purchaser hereunder shall be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

(e) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.
(f) Disclosure of Information. Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, subject to Purchaser’s prior execution and delivery of the Company’s form of confidentiality agreement. Such Purchaser acknowledges receipt of copies of the SEC Reports (or access thereto via EDGAR). Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.
(g) Restricted Securities. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
(h) Share Reserve. Such Purchaser understands and acknowledges no Underlying Shares shall be issued pursuant this Agreement, the Note or the Warrant if, at the time of such issuance, the Company does not have a sufficient number of authorized shares of Common Stock pursuant to the Company’s Certificate of Incorporation, as in effect as of such date, to cover such issuance.
(i) No “Bad Actor” Disqualification Events. Neither (i) the Purchaser, nor (ii) to such Purchaser’s knowledge, any director, executive officer or officer of the Purchaser is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (each a “Disqualification Event”), except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) or (d)(3) under the Securities Act and disclosed reasonably in advance of the applicable Closing in writing in reasonable detail to the Company.
5. Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before each Closing, of each of the following conditions, unless otherwise waived:
(a) Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the initial Closing with the same effect as though such representations and warranties had been made on and as of the date of the initial Closing.
(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the initial Closing.
(c) Security Agreement. The Company and each Purchaser shall have entered into the Security Agreement.

6. Conditions of the Company’s Obligations at Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before each applicable Closing, of each of the following conditions, unless otherwise waived:
(a) Representations and Warranties. The representations and warranties of each Purchaser contained in Section 4 shall be true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of such Closing.
(b) Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing.
(c) Tax Forms. Any Purchaser that (i) is not a “United States person” within the meaning of Section 7701(a)(30) of the Code and (ii) is entitled to an exemption from or reduction of U.S. withholding tax with respect to payments made under any Note shall provide to the Company such tax forms (e.g., IRS Form W-8BEN-E, IRS Form W-8IMY or IRS Form W-8ECI) and other properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding.
7. Covenants.
(a) Best Efforts. The parties shall use their best efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.
(b) Form D; Blue Sky Laws. If required by applicable law, the Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall after the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Purchaser at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser.
(c) Use of Proceeds. The Company shall use the proceeds for any and all general corporate purposes.
(d) Furnishing of Information; Public Information. Until the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.
(e) Equal Treatment of Purchasers. No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

(f) Special Meeting of Stockholders. The Company shall hold a Special Meeting of Stockholders prior to December 31, 2016, to amend its Certificate of Incorporation (the “Amendment”) in order to, among other thing, to provide for a number of authorized shares of Common Stock such that, following the effectiveness of the Amendment, sufficient shares of Common Stock will be available to provide for the conversion of the Notes in full, as well as any possible payment of interest on the Notes in shares of Common Stock as provided therein, and the exercise of the Warrants in full, without regard to any limitation on conversion or exercise set forth in the Notes or the Warrants. As of the date hereof, the Company has 2,000,000 shares of Common Stock (the "Initial Number of Shares") available for issuances of Common Stock pursuant to the Notes and Warrants. The Initial Number of Shares shall be allocated pro rata among the Purchasers purchasing the Notes and Warrants at the Initial Closing, based on the principal amount of Notes purchased by each Purchaser at the Initial Closing (the "Authorized Share Allocation"). In the event that a Purchaser shall sell or otherwise transfer its Note or Warrant, each transferee shall be allocated a pro rata portion of such Purchaser's Authorized Share Allocation.
(g) Securities Laws Disclosure. The Company shall, by 8:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, file a Current Report on Form 8-K and press release disclosing the material terms of the transactions contemplated hereby, including the Transaction Documents as exhibits thereto. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its subsidiaries, or any of their respective officers, directors, affiliates, employees or agents in connection with the transactions contemplated by the Transaction Documents.  In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Purchasers or any of their affiliates, on the other hand, shall terminate. The Company understands and confirms that each of the Purchasers will rely on the foregoing representations in effecting transactions in securities of the Company.
(h) Other Actions. Except as otherwise set forth in this Agreement, from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms hereof, the Company and the Purchasers shall not, and shall not permit any of their respective Affiliates to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.
8. Registration Rights.
(a) Request for Registration.
(i) At any time after the Company files with the Commission its Form 10-K for the fiscal year ended December 31, 2016 (including the Part III information thereto, which may be filed with the Company’s definitive proxy statement for its 2017 annual meeting of stockholders), the Majority Note Holders may request (the “Initiating Holders”) that the Company effect a registration under the Securities Act of all or any part of their Registrable Securities (each, a “Demand Registration”), subject to the terms and conditions of this Agreement. Any Registration Request for a Demand Registration shall specify (A) the approximate number of Registrable Securities requested to be registered and (B) the intended method of distribution of such shares. Within twenty (20) days of the receipt of the Registration Request, the Company will give written notice of such requested registration to all other holders of Registrable Securities and will use its commercially reasonable efforts to effect a Registration Statement as soon as practicable (and in any event within ninety (90) days of the date such request is given) and will include in such Registration Statement all Registrable Securities that holders of Registrable Securities request the Company to include in such Registration Statement by written notice given to the Company within twenty (20) days after the Company’s sends such notice.

(ii)  The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof and shall use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date that all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 or (ii) the date that is five (5) years following the Closing Date (the “Effectiveness Period”). Not later than two Trading Days after a Registration Statement is declared effective, the Company shall file a prospectus supplement for any Registration Statement to the extent required pursuant to Rule 424.
(iii) The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective.
(iv) Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any additional Registration Statement if the Company is engaged in a material merger, acquisition or sale or any other pending development that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 8(iv) may be exercised for a period of no more than 20 Trading Days at a time with a subsequent permitted trading window of at least 90 Trading Days, and not more than two times in any twelve-month period. Immediately after the end of any suspension period under this Section 8(iv), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.
(v) If: (i) a Demand Registration is not filed on or prior to its applicable filing deadline, or (ii) the Company fails to file with the Commission a request for acceleration of a Registration Statement in accordance with Rule 461 promulgated by the Commission pursuant to the Securities Act, within ten Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) prior to the effective date of a Registration Statement, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within twenty (20) Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for such Registration Statement to be declared effective, or (iv) after the effective date of a Registration Statement, such Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities included in such Registration Statement, or the Holders are otherwise not permitted to utilize the Prospectus therein to resell such Registrable Securities, for more than fifteen (15) consecutive calendar days or more than an aggregate of thirty (30) calendar days (which need not be consecutive calendar days) during any 12-month period (any such failure or breach being referred to as an “Event”, and for purposes of clause (i), the date on which such Event occurs, and for purpose of clause (ii) the date on which such ten (10) Trading Day period is exceeded, and for the purposes of clause (iii) the date on which such twenty (20) Trading Day period is exceeded, and for purpose of clause (iv) the date on which such fifteen (15) or thirty (30) calendar day period, as applicable, is exceeded being referred to as “Event Date”), then, in addition to any other rights the Purchasers may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Purchaser an amount in cash, as partial liquidated damages and not as a penalty, equal to the product of 1.0% multiplied by the aggregate Principal Amount paid by such Purchaser pursuant to the Purchase Agreement. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven business days after the date payable, the Company will pay interest thereon at a rate of 10% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of an Event.

(vi) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 8(a):
(1) after the Company has effected two (2) Demand Registrations pursuant to this Section 8(a) and such registrations have been declared or ordered effective;
(2) unless at least 40% of the then outstanding Registrable Securities shall be included in such registration; or
(3) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act
(b) Piggyback Registration Rights. If, at any time prior to the first day as of which all Registrable Securities issued and sold hereunder may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its account or the account of others under the Securities Act of shares of Common Stock, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the equity incentive or other employee benefit plans, the Company shall deliver to Purchaser a written notice of such determination and if, within 15 business days after the date of delivery of such notice, the Purchaser (or any permitted successor or assign) shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities that Purchaser requests to be registered. In the case of inclusion in a firm-commitment underwritten offering, the Purchaser must sell its Registrable Securities on the same terms set by the underwriters for Common Shares to be sold for the account of the Company.

(c) Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:
(i) Not less than ten Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers or their counsels who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) shall be subject to the review of such Purchasers. The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid.
(ii) Subject to Section 8(iv), prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.
(iii) Notify the Purchasers as promptly as reasonably possible, and if requested by the Purchasers, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there shall be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein; or (vi) the Company becomes aware that any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
(iv) Use commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.
(v) If requested by a Purchaser, provide such Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

(vi) Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.
(vii) Prior to any resale of Registrable Securities by a Purchaser, use commercially reasonable best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
(viii) If requested by the Purchasers, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may reasonably request.
(ix) Upon the occurrence of any event described in Section 5.2(c)(iii)-(vi), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(x) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Purchaser that such Purchaser furnish to the Company a completed Selling Shareholder Questionnaire in the form proffered by the Company (the “Selling Shareholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit F hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request.
(xi) The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(xii) Not identify any Purchaser as an underwriter without its prior written consent in any public disclosure or filing with the Commission or any Trading Market and any Purchaser being deemed an underwriter by the Commission shall not relieve the Company of any obligations it has under this Agreement, provided, however, that if any such Purchaser refuses to be named as an underwriter as required by such restrictions and limitations on the registration and resale of the Registrable Securities as the staff of the Commission may require, such Purchaser’s Registrable Securities shall be removed from the applicable Registration Statement.
(d) Expenses of Registration. All expenses, other than underwriting discounts and commissions relating to Registrable Securities and the fees and disbursements of any counsel for the Purchasers, incurred in connection with registrations, filings or qualifications pursuant to Section 8 for each Purchaser, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.
9. Miscellaneous.
(a) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(b) Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflicts of law.
(c) Counterparts; Electronic Delivery. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument, and such counterparts may be delivered electronically.
(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
(e) Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth below or as subsequently modified by written notice.
(f) Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which each Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(g) Amendments and Waivers. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority in interest of the aggregate principal amount of the then-outstanding Notes (the “Majority Note Holders”), provided that such amendment does not impose any additional liability or financial obligations on the Purchasers. Any amendment or waiver effected in accordance with this Section 9(g) shall be binding upon the Purchasers and each transferee of the Securities, each future holder of all such Securities, and the Company.
(h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
(i) Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.
(j) Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Securities.
(k) Expenses. The Company and the Purchasers shall each bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement.

[Signature Pages Follow]

The parties have executed this Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

ROOT9B TECHNOLOGIES, INC.

By:/s/ Joseph J. Grano, Jr.
Name: Joseph J. Grano, Jr.
Title: Chief Executive Officer

Address: root9B Technologies, Inc.
4521 Sharon Road, Suite 300
Charlotte, North Carolina 28211.